                                                                     Exhibit 8.1



                              CUSTODIAN CONTRACT
                                    Between
                      HARRIS ASSOCIATES INVESTMENT TRUST
                                      and
                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS
                               -----------------
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1. Employment of Custodian and Property to be Held by It......................     1

2. Duties of the Custodian with Respect to Property of the Trust Held by the
     Custodian in the United States...........................................     2
     2.1 Holding Securities...................................................     2
     2.2 Delivery of Securities...............................................     2
     2.3 Registration of Securities...........................................     4
     2.4 Bank Accounts........................................................     4
     2.5 Availability of Federal Funds........................................     5
     2.6 Collection of Income.................................................     5
     2.7 Payment of Fund Monies...............................................     5
     2.8 Liability for Payment in Advance of Receipt of Securities Purchased..     7
     2.9 Appointment of Agents................................................     7
     2.10 Deposit of Trust Assets in Securities System........................     7
     2.10A Trust Assets Held in the Custodian's Direct Paper System...........     8
     2.11 Segregated Account..................................................     9
     2.12 Ownership Certificates for Tax Purposes.............................    10
     2.13 Proxies.............................................................    10
     2.14 Communications Relating to Fund Securities..........................    10

3. Duties of the Custodian with Respect to Property of the Trust Held Outside
     of the United States.....................................................    10
     3.1 Appointment of Foreign Sub-Custodians................................    10
     3.2 Assets to be Held....................................................    11
     3.3 Foreign Securities Depositories......................................    11
     3.4 Segregation of Securities............................................    11
     3.5 Agreements with Foreign Banking Institutions.........................    11
     3.6 Access of Independent Accountants of the Trust.......................    12
     3.7 Reports by Custodian.................................................    12
     3.8 Transactions in Foreign Custody Account..............................    12
     3.9 Liability of Foreign Sub-Custodians..................................    13
     3.10 Liability of Custodian..............................................    13
     3.11 Reimbursement for Advances..........................................    13
     3.12 Monitoring Responsibilities.........................................    13
     3.13 Branches of U.S. Banks..............................................    14
     3.14 Tax Law.............................................................    14

4. Payments for Sales or Repurchase or Redemptions of Shares of the Trust.....    14

5. Proper Instructions........................................................    15

6. Actions Permitted Without Express Authority................................    15

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
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7. Evidence of Authority......................................................    16

8. Duties of Custodian With Respect to the Books of Account and Calculation of
     Net Asset Value and Net Income...........................................    16

9. Records....................................................................    16

10. Opinion of Trust's Independent Accountants................................    17

11. Reports to Trust by Independent Public Accountants........................    17

12. Compensation of Custodian.................................................    17

13. Responsibility of Custodian...............................................    17

14. Effective Period, Termination and Amendment...............................    18

15. Successor Custodian.......................................................    19

16. Interpretive and Additional Provisions....................................    20

17. Additional Series.........................................................    20

18. Massachusetts Law to Apply................................................    20

19. Prior Contracts...........................................................    20

20. Limitations of Liability of the Trustees and Shareholders.................    20

                               CUSTODIAN CONTRACT
                               ------------------



     This Contract between Harris Associates Investment Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at Two North LaSalle Street, Chicago, Illinois 60602 hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, hereinafter called the "Custodian",

                                  WITNESSETH:

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to offer shares initially in one series, The Oakmark Fund (such series and all other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 17 are herein referred to individually as a "Fund" and collectively as the "Funds");

     NOW THEREFOR, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Trust hereby employs the Custodian as the custodian of the securities and other assets (sometimes referred to only as "securities") of the Funds of the Trust, including securities which are to be held in custody within the United States ("domestic securities") or outside the United States ("foreign securities") pursuant to the provisions of the Declaration of Trust. The Trust on behalf of the Fund(s) agrees to deliver to the Custodian all securities and cash of the Funds, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund(s) from time to time, and the cash consideration received by it for shares of beneficial interest of the Trust representing interests in the Funds, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall on behalf of the applicable Fund(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with a resolution adopted by the Board of Trustees of the Trust ("Board of Trustees" which may include the Executive Committee of the Board of Trustees) on behalf of the applicable Fund(s), and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Trust's foreign securities and other assets on behalf of the applicable Fund(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Trust Held by the Custodian in the United States

     2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property to be held by it in the United States, including all domestic securities owned by such Fund, other than (a) securities which are maintained pursuant to
          Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System," and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

     2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Trust on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

          3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

          4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

          5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

          7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

          11) For delivery as security in connection with any borrowings by the Trust on behalf of the Fund requiring a pledge of assets by the Trust on behalf of the Fund, but only against receipt of amounts borrowed;

          12) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund of the Trust;

          13) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund of the Trust;

          14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust, related to the Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

          15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Fund, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Trust on behalf of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street names" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by resolution of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     2.5 Availability of Federal Funds. Upon mutual agreement between the Trust on behalf of each applicable Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust on behalf of a Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into the Fund's account.

     2.6 Collection of Income. Subject to the provisions of Section 2.3 relating to the maintenance of securities in "street name", the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Collection of income due each Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

     2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Fund in the following cases only:

               1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A;
                   (d) in the case of repurchase agreements entered into between the Trust on behalf of the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in
                   Article 5;

               2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

               3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

               4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Trust;

               6) For payment of the amount of dividends received in respect of securities sold short;

               7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Fund, a copy of a resolution of the Board of Trustees certified by the Secretary or an Assistant Secretary of the Trust, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Fund to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

     2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

    2.10 Deposit of Trust Assets in Securities System. The Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under
          Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System," in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

          3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and
              (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust on behalf of the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Trust on behalf of the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

          4) The Custodian shall provide the Trust for the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          5) The Custodian shall have received from the Trust on behalf of the Fund the initial and each annual certificate, as the case may be, required by Article 14 hereof;

          6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

   2.10A Trust Assets Held in the Custodian's Direct Paper System. The Custodian, in accordance with applicable rules of the Securities and Exchange Commission, may deposit and/or maintain securities owned by a Fund in the Direct Paper System of the Custodian subject to the following provisions:

          1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Fund;

          2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

          3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

          4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

          5) The Custodian shall furnish to the Trust on behalf of the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust on behalf of the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

          6) The Custodian shall provide the Trust on behalf of the Fund with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

     2.11 Segregated Account. The Custodian shall, upon receipt of Proper Instructions from the Trust on behalf of each applicable Fund, establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 or Section 2.10A hereof, (i) in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,
          (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Fund, a copy of a resolution of the Board of Trustees certified by the Secretary or an Assistant Secretary of the Trust, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

    2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

    2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.14 Communications Relating to Fund Securities. Subject to the provisions of Section 2.3 relating to the maintenance of securities in "street name", the Custodian shall transmit promptly to the Trust for each Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Trust Held Outside of the United States

     3.1 Appointment of Foreign Sub-Custodians. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for each Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Trust's Board of Trustees, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Trust may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

     3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

     3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Funds shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

     3.4 Segregation of Securities. The Custodian shall identify on its books as belonging to each applicable Fund of the Trust, the foreign securities of such Funds held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Trust for each applicable Fund of the Trust and physically segregate in each account, securities and other assets of the Funds, and, in the event that such institution deposits the securities of one or more of the Funds in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for each applicable Fund, the securities so deposited.

     3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the assets of each Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Fund will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Funds held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

     3.6 Access of Independent Accountants of the Trust. Upon request of the Trust, the Custodian will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

     3.7 Reports by Custodian. The Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for a Fund, the identity of the entity having physical possession of such securities.

     3.8  Transactions in Foreign Custody Account.

          (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply to the foreign securities of the Trust held outside the United States by foreign sub-custodians.

          (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Fund and delivery of securities maintained for the account of each applicable Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, by delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

     3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Trust from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

     3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Trust for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

     3.11 Reimbursement for Advances. If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Funds assets to the extent necessary to obtain reimbursement.

     3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Trust, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of one or more foreign sub-custodians pursuant to this Contract. In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any loss of the assets of the Trust or, in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission, the Custodian receives information from such foreign sub-custodian indicating to the Custodian that there appears to be a substantial likelihood that the shareholders' equity of the foreign sub-custodian will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has or may have declined below that level (in each case computed in accordance with generally accepted U.S. accounting principles).

     3.13  Branches of U.S. Banks.

          (a) Except as otherwise set forth in this Contract, the provisions of Article 3 hereof shall not apply where the custody of the Funds assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

          (b) Cash held for each Fund of the Trust in the United Kingdom shall be maintained in an interest bearing account established for the Trust with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd., or both, in accordance with the Agreement.

     3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Custodian as custodian of the Trust by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust or the Custodian as custodian of the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust has provided such information.

4.   Payments for Sales or Repurchase or Redemptions of Shares of the Trust

     The Custodian shall receive from the Trust or from the Transfer Agent of the Trust, and deposit into the account of the appropriate Fund, such payments as are received for Shares of that

Fund issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

     From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable actions by the Board of Trustees, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.
In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholder. In connection with the redemption or repurchase of Shares of the Trust, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

5.   Proper Instructions

     Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions, to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between the Trust and the Custodian by electro-mechanical or electronic devices, provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Funds' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6.   Actions Permitted Without Express Authority

     The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Fund:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that no such individual expense shall exceed $50.00 and all such payments shall be accounted for to the Trust on behalf of the Fund;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Trust.

7.   Evidence of Authority

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a resolution adopted by the Board of Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian With Respect to the Books of Account and Calculation of Net Asset Value and Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, if directed in writing to do so by the Trust on behalf of the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Trust's currently effective prospectus related to such Fund and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the Trust's currently effective prospectus related to such Fund.

9.   Records

     The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

10.  Opinion of Trust's Independent Accountants

     The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Fund may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.  Reports to Trust by Independent Public Accountants

     The Custodian shall provide the Trust, on behalf of each of the Funds at such times as the Trust may reasonably require, but not less than annually, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, including the Custodian's Direct Paper System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.  Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Fund and the Custodian.

13.  Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States (except as specifically provided in Article 3.10) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Trust to maintain custody or any securities or cash of the Trust in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

     If the Trust on behalf of a Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Fund being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.

     If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement.

14.  Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto, and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Fund act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Fund act under
Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Fund of the Direct Paper System; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust on behalf of one or more of the Funds may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Trust on behalf of each applicable Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.  Successor Custodian

     If a successor custodian for the Trust, of one or more of the Funds shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Fund held in a Securities System or the Custodian's Direct Paper System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a resolution of the Board of Trustees, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

     In the event that no written order designating a successor custodian or certified copy of a resolution of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to provide the certified copy of the resolution referred to, or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Trust on behalf of each of the Funds, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their respective opinions be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.  Additional Series

     In the event that the Trust establishes one or more series of Shares in addition to The Oakmark Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

18.  Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.  Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts, if any, between the Trust on behalf of each of the Funds and the Custodian relating to the custody of the Trust's assets.

20.  Limitations of Liability of the Trustees and Shareholders

     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 10th day of July, 1991.


ATTEST                              HARRIS ASSOCIATES INVESTMENT TRUST


/s/ Edie Sue Sutker                 By /s/ Victor A. Morgenstern
-------------------------           ----------------------------
Assistant Secretary                          President


ATTEST                              STATE STREET BANK AND TRUST COMPANY


/s/ [Signature]                     By /s/ [Signature]
-------------------------           ---------------------------
Assistant Secretary                       Vice President

                                   Schedule A
                                   ----------


     The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of Harris Associates Investment Trust for use as sub-custodians for the Fund's securities and other assets:

                   (Insert banks and securities depositories)

                                      NONE



Certified:

/s/ Victor A. Morgenstern
----------------------------------
Fund's Authorized Officer

Date: July 10, 1991
      ----------------------------